UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014 (September 12, 2014)

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard Jersey City, New Jersey 07310 (Address of principal executive offices)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, KCG Holdings, Inc. (“KCG”) announced the departure of Steve Bisgay, Chief Financial Officer, and named its Chief Accounting Officer, Sean Galvin, 49, to serve as KCG’s interim Chief Financial Officer, effective as of the same date. Mr. Bisgay will remain as an advisor to KCG until the end of the year. The terms of Mr. Bisgay’s separation will be determined at a later date. KCG has begun the process to identify and select a permanent Chief Financial Officer.

Mr. Galvin has more than 28 years of experience in the accounting and financial services fields and, prior to the merger of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC, was the chief accounting officer of Knight. Prior to joining Knight in 2000, Mr. Galvin was a Vice President at Donaldson, Lufkin & Jenrette. Mr. Galvin also worked at Price Waterhouse from 1986 - 1997, beginning as an Audit Staff Accountant and transitioning to a Senior Tax Manager.

In connection with Mr. Galvin’s appointment as interim Chief Financial Officer, KCG established Mr. Galvin’s base cash salary at a rate of $500,000 per year and guaranteed that Mr. Galvin’s total compensation (base salary and annual incentive) for 2014 will be no less than the total earned for 2013. Subject to approval of the Compensation Committee of KCG’s Board of Directors, Mr. Galvin will also receive a one-time grant of 25,000 restricted stock units under KCG’s Amended and Restated Equity Incentive Plan (the “Plan”). This one-time award will be subject to the terms of the Plan and the relevant award agreement and will vest ratably on each of the three anniversaries of grant.

If Mr. Galvin is not selected for the permanent Chief Financial Officer position, KCG expects that he will resume service as Chief Accounting Officer, with base cash salary at a rate of $275,000 per year and total compensation for 2015 guaranteed to be no less than the total earned for 2013. If during 2015 Mr. Galvin is terminated without “Cause” (as defined in the Plan), subject to execution of a release of claims in favor of KCG, Mr. Galvin will be entitled to receive a cash payment equal to his 2013 total compensation, prorated for the number of days he worked during 2015.

The description of the terms of Mr. Galvin’s compensation is qualified in its entirety by KCG’s letter to Mr. Galvin regarding his appointment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Letter dated September 15, 2014 from KCG Holdings, Inc. regarding Sean Galvin’s Appointment as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc.

(Registrant)

Date: September 15, 2014	By:	/s/ John McCarthy
	Name:	John McCarthy

	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter dated September 15, 2014 from KCG Holdings, Inc. regarding Sean Galvin’s Appointment as Interim Chief Financial Officer.